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                                                                   EXHIBIT 10.44

                    SERIES D PREFERRED STOCKHOLDERS AGREEMENT

     This SERIES D PREFERRED STOCKHOLDERS AGREEMENT (the "Agreement"), dated as of August 13, 2003, by and among IPG PHOTONICS CORPORATION, a Delaware corporation (the "Company"), and JDS UNIPHASE CORPORATION, a Delaware corporation, and any permitted assignees or transferees thereof (each, a "Stockholder" and collectively, the "Stockholders").

     WHEREAS, it is a condition to the Subscription Agreement between the Company and the Stockholder, dated as of August 13, 2003 (the "Subscription Agreement") that the Stockholder enter into this Agreement with the Company.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Stockholder hereby covenant and agree with each other as follows:

Section 1 Restrictions on Transfer.

     1.1. Restrictions on Transfer. Without limiting any other restriction contained in this Agreement, the Stockholder may not sell, assign, transfer, pledge, bequeath, hypothecate, mortgage, grant any proxy with respect to, or in any other way encumber or otherwise dispose of, directly or indirectly (including any sale of the equity in an entity owning any shares of Series D Preferred Stock) (collectively, a "Transfer") any shares of Series D Preferred Stock or the shares of Common Stock, $.0001 par value per share ("Common Stock"), of the Company issuable upon conversion of the Series D Preferred Stock (such Series D Preferred Stock together with the Common Stock, the "Shares") or the Convertible Promissory Note of the Company dated the date hereof (the "Convertible Note"), for the period commencing the date hereof and ending on the earlier of (i) the first anniversary date of the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement covering the Company's initial public offering of securities pursuant to the Securities Act of 1933, as amended (the "Restricted Period"), except pursuant to a Permitted Transfer, as defined in Section 1.2 hereof.

     Notwithstanding anything herein to the contrary, the Stockholder may not Transfer any Shares or the Convertible Note to any Person (other than the Company), anywhere in the world, whose business, activities, products or services are competitive with any of the business activities, products or services conducted or offered by the Company and its subsidiaries, which business, activities, products and services shall include in any event and without limitation the business of manufacturing and testing of fiber amplifiers, fiber lasers and fiber grating products and related products for the telecommunications and industrial markets, or to any Affiliate (as defined herein) of such Person. For the purposes of this Agreement, "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association or other business entity.

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     1.2. Permitted Transfer. The terms and conditions of the first paragraph of
Section 1.1 hereof shall not apply to any Permitted Transfer by any Stockholder. For purposes of this Agreement, "Permitted Transfer" means any transfer without consideration by the Stockholder to any of its Affiliates, stockholders, members or partners (any person to whom a Permitted Transfer is made being defined as a "Permitted Transferee"); provided, that it shall be a condition of such Transfer
(A) that the Permitted Transferee agree to be bound by the terms and conditions of this Agreement as a Stockholder, and execute a counterpart signature page of this Agreement (in which case such Permitted Transferee shall be deemed a Stockholder hereunder), and (B) voting control over the Shares to be transferred shall be retained by the transferring Stockholder (to the extent possible). For purposes of this Agreement, an "Affiliate" of a Stockholder or Person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or its controlled by, or is under common control with, such Stockholder or Person, respectively, and subject to the limitations of Sections
3 and 4 hereof.

     1.3. General. The Shares and the Convertible Note may not be Transferred except after compliance with the conditions specified in Section 1 hereof. Any attempt by any Stockholder to transfer any Shares or the Convertible Note in violation of any provision of this Agreement will be void. The Company will not be required (a) to transfer on its books any Shares or the Convertible Note that have been transferred in violation of this Agreement, or (b) to treat as owner of such Shares or the Convertible Note, or to accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such Shares or the Convertible Note may have been so transferred.

     1.4. Legend.

          (a) Each certificate representing Shares shall (unless otherwise permitted by the provisions of Section 1.6 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS."

          (b) Each certificate representing Shares shall (unless otherwise permitted by the provisions of Section 1.6 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

               "THE TRANSFER AND OTHER MATTERS PERTAINING TO THESE SECURITIES ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE SERIES D PREFERRED STOCKHOLDERS AGREEMENT, DATED AS OF AUGUST 13, 2003, AMONG IPG PHOTONICS CORPORATION (THE "COMPANY"), AND THE SERIES D PREFERRED STOCKHOLDERS OF THE COMPANY, AS AMENDED FROM TIME TO TIME, AND NO TRANSFER OF THESE

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               SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE
               BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY."

     1.5. Procedures for Transferring. Upon request by the Company, if the Stockholder desires to Transfer Shares, it shall first give notice to the Company describing such Transfer and furnish to the Company, at the Stockholder's expense, either (i) an opinion, reasonably satisfactory to counsel for the Company, of Winston & Strawn, or other counsel skilled in securities matters (selected by the Stockholder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) an interpretive letter from the staff of the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Securities Act, in either case accompanied by evidence that such transfer will be in compliance with applicable state securities ("blue sky") laws; provided, however, that the foregoing shall not apply with respect to (1) any Transfer pursuant to an effective registration statement under the Securities Act, or (2) any Transfers between the Stockholder and any Affiliate of the Stockholder for its own account. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Shares (and each certificate or other instrument evidencing any untransferred balance of such Shares) shall bear the legends set forth in Section 1.4 hereof.

     1.6. Termination of Restrictions.

          (a) If (i) any Shares are Transferred pursuant to an effective registration statement under the Securities Act or in a transaction contemplated by Section 1.5 hereof which does not require that the Shares so transferred bear the legend set forth in Section 1.4(a) hereof or (ii) the holder of Shares has met the requirements for Transfer of such Registrable Shares under Rule 144(k) under the Securities Act (subject to the delivery of opinions as set forth above), then the holder of such Shares shall be entitled to receive from the Company, without expense, a new certificate in the name of the Stockholder not bearing the restrictive legend set forth in Section 1.4(a) hereof.

          (b) In accordance with the termination provisions set forth in Section
5.1 hereof, the holders of Shares shall be entitled to receive from the Company, without expense, new certificates in the name of the Stockholder not bearing the restrictive legend set forth in Section 1.4(b) hereof.

Right to Participate in Certain Sales of Additional Securities.

     1.7. Subject to Section 2.3 hereof, the Company agrees it will not, without the approval of the Majority Interest (as defined below in this Section 2.1(a), sell or issue for cash (a) any shares of capital stock of the Company or (b) debt or securities convertible into or exercisable or exchangeable for capital stock of the Company, unless the Company first submits a written notice to the Stockholder identifying the terms of the proposed sale (including price, number or aggregate principal amount of

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securities and all other material terms), and offers to the Stockholder the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the securities on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to a third party or parties. The Stockholder's Pro Rata Allotment of such securities shall be based on the ratio which the number of Shares owned by the Stockholder (including any convertible securities) bears to all of the issued and outstanding shares of Common Stock (including all shares of Common Stock then issuable upon conversion of (i) all series of preferred stock, (ii) other securities of the Company that are convertible into Common Stock pursuant to then exercisable rights of conversion, and (iii) options and warrants to purchase Common Stock of the Company which are exercisable, in each case as of the date of such written offer. The Company's offer pursuant to this Section 2 may be given simultaneously with the other similar notices given by the Company and shall remain open and irrevocable for a period of thirty (30) calendar days following receipt by the Stockholder of such written notice, and the Stockholder shall elect to purchase the securities so offered by giving written notice thereof to the Company within such 30-day period, including therein the maximum number of shares of capital stock or other securities of the Company which the Stockholder wishes to purchase. Any securities so offered which are not purchased by the Stockholder pursuant to such offer may be sold by the Company, but only on the terms and conditions set forth in the initial offer, at any time within 120 calendar days following the termination of the above-referenced 35-day period, but may not be sold to any other Person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 120-day period without renewed compliance with this Section
2. In no event shall the Stockholder's right to purchase pursuant to this
Section 2 permit it to acquire in any offering more than 2% of the Company's issued and outstanding shares of common stock on a fully diluted basis at the time of such issuance (including all convertible securities and outstanding options). "Majority Interest" shall mean the Stockholders holding not less than a majority interest in the outstanding Shares.

     1.8. Notwithstanding the foregoing, the right to purchase granted under this Section 2 shall be inapplicable with respect to (i) the issuance of shares of Common Stock issued or issuable in connection with, or upon the exercise of, options or other awards granted or to be granted to employees, officers, directors or consultants of the Company pursuant to the Company's 2000 Incentive Compensation Plan as amended from time to time or any other equity incentive plan or award duly approved by the Board of Directors of the Company ("Excluded Shares"), plus such number of Excluded Shares that are repurchased by the Company from such Persons in accordance with the certificate of incorporation of the Company, as in effect from time to time, pursuant to contractual rights held by the Company and at repurchase prices not exceeding the respective original purchase prices (appropriately adjusted (i) for any stock split, stock dividend, combination, recapitalization, anti-dilution right and the like) paid by such Persons to the Company therefore, (ii) securities issued as a result of any stock split, stock dividend, reclassification or reorganization or similar event with respect to the Shares or other securities of the Company, (iii) securities issued pursuant to the anti-dilution rights of any holder of equity securities or securities exercisable for or exchangeable or convertible into equity securities of the Company; (iv) securities issued pursuant to the closing of a Qualified IPO (as defined in the certificate of designations of the certificate of incorporation of the Company pertaining to the Series D Preferred Stock, as amended from time to time); (v) securities issued in connection with a

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strategic alliance or other corporate partnering transaction; (vi) securities issued in exchange for the stock or assets of another company in connection with the acquisition of or merger into such company; (vii) exercise or conversion of convertible securities outstanding on the date hereof; or (viii) shares of Common Stock issued upon conversion of, or as a dividend on (W) the Series A Convertible Preferred Stock, par value $.0001, of the Company, (X) the Series B Convertible Preferred Stock, par value $.0001, of the Company (the "Series B Preferred Stock"), and (Y) the Series D Convertible Preferred Stock.

     1.9. Series B Preferred Rights. Notwithstanding anything herein to the contrary, the preemptive rights granted to the Stockholder pursuant to this
Section 2 shall be pari passu with the preemptive rights granted to holders of Series B Preferred Stock pursuant to the Stockholders Agreement, dated August 30, 2000, as amended from time to time, by and among the Company, the Founders (as defined therein), IP Fibre Devices, Ltd. and those individuals identified on the signature pages thereto as "Investors".

Section 2 Financial Information. The Company will maintain a system of accounts in accordance with U.S. generally accepted accounting principles, keep full and complete financial records and furnish to each Purchaser all of the financial reports of the Company that are supplied to the holders of the Series B Preferred Stock (in their capacity as holders of Series B Preferred Stock), in the same frequency and manner. The Company shall also provide to the Company a copy of financial information (e.g., income statements, balance sheets and cash flows) submitted to the members of the Board of Directors of the Company, except for information which contain or reveal competitive, marketing, pricing or strategy information and except for information and communications which may be privileged; provided that this right shall terminate if JDS Uniphase Corporation shall Transfer more than 50% of the shares it is issued as of the date of this Agreement to an Person which is not an Affiliate and which continues to be an affiliate of JDS Uniphase Corporation.

Section 3 Confidentiality.

     3.1. Each Stockholder acknowledges and agrees that any oral, written or digital information obtained pursuant to this Agreement or the Registration Rights Agreement between the Company and JDS Uniphase Corporation, after the date hereof, that contains or otherwise reflects non-public information concerning the Company, its employees, clients, business markets, products, know-how, technology, prospects, strategies, finances or other business matters furnished by the Company (collectively, the "Confidential Information") was received in confidence.

     3.2. The Stockholder agrees that it will maintain the strict confidentiality of the Confidential Information provided to it or any of its officers, directors, employees, attorneys, accountants or financial advisors (collectively, the "Representatives") and will not disclose, divulge or make use of the Confidential Information. The Stockholder agrees to inform all recipients of Confidential Information of the Stockholder's obligations under this Section 4 prior to disclosure to them. In addition, the Stockholder agrees that it will adopt effective procedures to ensure that the Confidential Information it will acquire in the future has been or continues to be disclosed only to and maintained only by the Stockholder's ExecutiveManagement and/or Corporate Business Development personnel, is not

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disclosed to any other Representative or Affiliate of Stockholder, including the
Active Components Business Unit and the Commercial Laser Division or any successor units thereto, and will be used solely for the purpose of evaluating an investment in the Company and in no way detrimental to the Company or its stockholders. Not less than annually, the Stockholder shall confirm to the Company in a certificate executed by an executive officer of the Stockholder that they have complied with this covenant and maintained such procedures, which shall be briefly described in such certificate.

     3.3. If the Stockholder or any of its Representatives becomes required by law or applicable legal process (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information furnished by the Company, it will provide the Company with prompt prior written notice of such requirement and the terms of and circumstances surrounding such requirement so that the Company may seek an appropriate protective order or other remedy, or waive compliance with the terms of the Subscription Agreement, and such party will provide such cooperation with respect to obtaining a protective order or other remedy as the Company may reasonably request. If such protective order or other remedy is not obtained, or if the Company is required to waive compliance with the provisions hereof, the Stockholder and its Representatives will furnish only that portion of the Confidential Information which, as it is advised by its counsel, is legally required to furnish and will exercise all reasonable efforts to obtain an order or other reasonable assurance that confidential treatment, if available, will be accorded such Confidential Information.

Section 4 Miscellaneous.

     4.1. Termination. Section 1 (other than Sections 1.1 (the first paragraph only), 1.2, 1.3, 1.4 and 1.6, which provisions shall survive if the Restricted Period has not otherwise ended) and 2, 3 and 4 hereof, shall terminate and be of no further force or effect from and after the conversion of all of the Series D Preferred Stock.

     4.2. Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by the parties if a party fails to comply with the provisions of this Agreement and that in the event of any such failure, the non-breaching parties will not have an adequate remedy at law. The parties shall, therefore, be entitled to obtain specific performance of such breaching party's obligations hereunder and to obtain immediate injunctive relief. The breaching party shall not argue, as a defense to any proceeding for such specific performance or injunctive relief, that the non-breaching parties have an adequate remedy at law.

     4.3. Assignment.

          (a) The Company and the Stockholder shall cause any person or entity who acquires Series D Preferred Stock from the Stockholder to become a Stockholder hereunder.

          (b) Execution of a counterpart of this Agreement by any person or entity who acquires Series D Preferred Stock and an amendment adding the name of such person or entity shall be a condition of any acquisition of such shares by such person or entity.


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     4.4. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Stockholder and, subject to Section 5.3, their respective successors and assigns.

     4.5. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

     4.6. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopier, by a nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address previously provided or such other address as may hereafter be designated in writing by the addressee as follows: (a) if to the Stockholder, at the address and telecopier numbers previously provided and (b) if to the Company, to the attention of General Counsel at the address previously provided. All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day and (c) in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

     4.7. Modifications; Amendments; Waivers. Any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. This Agreement may be amended with the prior written consent of the Company and a Majority Interest. Any consent given as provided in the preceding sentence shall be binding on all Stockholders and Permitted Transferees, and no Stockholder or Permitted Transferee shall have any cause of action against any other person for any action taken by such erson in reliance upon such consent.

     4.8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     4.9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     4.10. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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     4.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles governing conflicts of laws.

                      [The next page is the signature page]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

THE COMPANY:                            IPG PHOTONICS CORPORATION


                                        By: /s/ Valentin P. Gapontsev
                                            ------------------------------------
                                        Name: Valentin P. Gapontsev
                                        Title: Chairman & CEO


STOCKHOLDER:                            JDS UNIPHASE CORPORATION


                                        By: /s/ Christopher Dewees
                                            ------------------------------------
                                        Name: Christopher Dewees
                                        Title: Senior VP